Exhibit 4.1

NINTH SUPPLEMENTAL INDENTURE dated as of January 26, 2015, among Covidien International Finance S.A., a Luxembourg company (the “Company”), Covidien Ltd., a Bermuda company (“CLTD”), Covidien plc, a public limited company incorporated under the laws of Ireland (“CPLC” and, together with CLTD, the “Current Guarantors”), Medtronic plc, a public limited company incorporated under the laws of Ireland (“New Medtronic”), Medtronic Global Holdings SCA, a corporate partnership limited by shares (société en commandite par actions) organized under the laws of the Grand Duchy of Luxembourg (“Medtronic Luxco” and, together with New Medtronic, the “Parent Guarantors”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and CLTD have heretofore executed and delivered to the Trustee an Indenture, dated as of October 22, 2007 (the “Original Base Indenture” and, as subsequently amended by the Fifth Supplemental Indenture, the “Base Indenture”), providing for the issuance from time to time of the Company’s debentures, notes or other evidences of indebtedness (herein and therein called the “Securities”), to be issued in one or more series as provided in the Base Indenture, and for the issuance of guarantees of the Securities;

WHEREAS, the Company and CLTD have heretofore executed and delivered to the Trustee a first supplemental indenture dated as of October 22, 2007 (the “First Supplemental Indenture”), providing for the issuance of $250,000,000 aggregate principal amount of 5.150% senior notes due 2010 (the “First Notes”);

WHEREAS, the Company and CLTD have heretofore executed and delivered to the Trustee a second supplemental indenture dated as of October 22, 2007 (the “Second Supplemental Indenture”), providing for the issuance of $500,000,000 aggregate principal amount of 5.450% senior notes due 2012 (the “Second Notes”);

WHEREAS, the Company and CLTD have heretofore executed and delivered to the Trustee a third supplemental indenture dated as of October 22, 2007 (the “Third Supplemental Indenture”), providing for the issuance of $1,150,000,000 aggregate principal amount of 6.000% senior notes due 2017 (the “Third Notes”);

WHEREAS, the Company and CLTD have heretofore executed and delivered to the Trustee a fourth supplemental indenture dated as of October 22, 2007 (the “Fourth Supplemental Indenture”), providing for the issuance of $850,000,000 aggregate principal amount of 6.550% senior notes due 2037 (the “Fourth Notes”)

WHEREAS, the Company, CLTD and CPLC have heretofore executed and delivered to the Trustee a fifth supplemental indenture dated as of June 4, 2009 (the “Fifth Supplemental Indenture”), providing for the addition of CPLC as an additional guarantor under the Base Indenture and the Securities, including the First Notes, the Second Notes, the Third Notes and the Fourth Notes, and to make certain other amendments;

WHEREAS, the Company and the Current Guarantors have heretofore executed and delivered to the Trustee a sixth supplemental indenture dated as of June 28, 2010 (the “Sixth Supplemental Indenture”), providing for the issuance of $500,000,000 aggregate principal amount of 1.875% senior notes due 2013, $400,000,000 aggregate principal amount of 2.80% senior notes due 2015 and $600,000,000 aggregate principal amount of 4.20% senior notes due 2020 (collectively, the “Fifth Notes”);

WHEREAS, the Company and the Current Guarantors have heretofore executed and delivered to the Trustee a seventh supplemental indenture dated as of May 30, 2012 (the “Seventh Supplemental Indenture”), providing for the issuance of $600,000,000 aggregate principal amount of 1.350% senior notes due 2015 and $650,000,000 aggregate principal amount of 3.200% senior notes due 2022 (collectively, the “Sixth Notes”);

WHEREAS, the Company and the Current Guarantors have heretofore executed and delivered to the Trustee an eighth supplemental indenture dated as of May 16, 2013 (the “Eighth Supplemental Indenture” and, together with the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture, the “Indenture”), providing for the issuance of $750,000,000 aggregate principal amount of 2.950% senior notes due 2023 (the “Seventh Notes” and, together with the First Notes, the Second Notes, the Third Notes, the Fourth Notes, the Fifth Notes and the Sixth Notes, the “Notes”);

WHEREAS, Section 9.01(h) of the Base Indenture permits the Company, the Current Guarantors and the Trustee, without the consent of any Securityholder, to enter into an indenture supplemental to the Base Indenture to make any change that does not adversely affect the rights of any Securityholder of Outstanding Securities in any material respect;

WHEREAS, pursuant to Section 9.01 of the Base Indenture, the Trustee is authorized to execute and deliver this Ninth Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Securityholders as follows:

SECTION 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture and the rules of construction contained in the Base Indenture will apply equally to this Ninth Supplemental Indenture.

SECTION 2. Definitions. For all purposes of this Ninth Supplemental Indenture, the terms defined in this Section 2 have the meanings assigned to them in this Section:

“Parent Guaranty” means a guarantee by a Parent Guarantor pursuant to Section 3 of this Ninth Supplemental Indenture.

“Other Guarantor” means any guarantor, other than a Parent Guarantor, of the Indenture and the Notes.

SECTION 3. Parent Guarantee.

(a) Each Parent Guarantor, hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior basis, for itself and its successors and assigns, irrespective of the validity and enforceability of the Indenture or the Notes, or the obligations of the Company thereunder, that: (1) the principal of and premium, if any, and interest on the Notes, shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, shall be promptly paid in full, all in accordance with the terms of the Indenture and the Notes; and (2) in case of any extension of time of payment of renewal of any Notes, that same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether a stated maturity, by acceleration or otherwise. Failing payment by the Company when due of any amount so guaranteed for whatever reason, the Parent Guarantors shall be jointly and severally obligated to pay the same immediately. Each Parent Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Parent Guarantors hereby agree that their obligations under the Indenture and the Notes shall be unconditional, irrespective of the validity, regulatory or enforceability of the Indenture or the Notes, the absence of any action to enforce the same, any waiver or consent by any Securityholder with respect to any provisions of the Indenture or the Notes, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Parent Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that a Parent Guaranty shall not be discharged except by complete performance of the obligations contained in the Indenture and the Notes, or pursuant to Section 3(c) of this Ninth Supplemental Indenture.

(c) A Parent Guaranty by a Parent Guarantor shall be automatically and unconditionally released and discharged, and such Parent Guaranty shall thereupon terminate and be discharged and be of no further force and effect, and no further action by such Parent Guarantor, the Company or the Trustee shall be required for the release of such Parent Guarantor’s Parent Guaranty: (A) upon the merger or consolidation of such Parent Guarantor with and into the Company, any other Parent Guarantor or any Other Guarantor that is a surviving person in such merger or consolidation, or upon the liquidation of such Parent Guarantor following or concurrently with the transfer of all or substantially all of its assets to Company, another Parent Guarantor or any Other Guarantor (and, if applicable, any minority stockholders of such Parent Guarantor or Other Guarantor) or (B) upon the Company exercising its legal defeasance or covenant defeasance options in accordance with the terms of the Indenture and the Notes.

SECTION 4. Each Parent Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by its Parent Guaranty, the Indenture and this Ninth Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Parent Guaranty are knowingly made in contemplation of such benefits.

SECTION 5. No past, present or future stockholder, officer, director, employee or incorporator of any Parent Guarantor shall have any liability under the Parent Guaranty, the Indenture or this Ninth Supplemental Indenture by reason of such person’s status as stockholder, officer, director, employee or incorporator.

SECTION 6. Relationship to Existing Base Indenture. This Ninth Supplemental Indenture is a supplemental indenture within the meaning of the Base Indenture. The Base Indenture, as amended and supplemented by this Ninth Supplemental Indenture, is in all respects ratified, confirmed and approved and, with respect to the Notes, the Base Indenture, as amended and supplemented by this Ninth Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

SECTION 7. Governing Law. THIS NINTH SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND OF THE UNITED STATES.

SECTION 8. Waiver of Jury Trial. EACH OF THE COMPANY, THE CURRENT GUARANTORS AND THE PARENT GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NINTH SUPPLEMENTAL INDENTURE, ANY PARENT GUARANTY OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 9. Headings. The headings of the Sections of this Ninth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Ninth Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 10. Counterparts. The parties may sign any number of copies of this Ninth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Ninth Supplemental Indenture and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Ninth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Ninth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes.

SECTION 11. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in the respect of the validity or sufficiency of this Ninth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, the Current Guarantors and the Parent Guarantors, as the case may be.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

COVIDIEN INTERNATIONAL FINANCE S.A.

By:	/s/ Philip J. Albert
	Name:	Philip J. Albert
	Title:	Chairman of the Board

[Supplemental Indenture Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

COVIDIEN PUBLIC LIMITED COMPANY

By:	/s/ Gary L. Ellis
	Name:	Gary L. Ellis
	Title:	President and Chief Financial Officer

[Supplemental Indenture Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

COVIDIEN LTD.

By:	/s/ Gary L. Ellis
	Name:	Gary L. Ellis
	Title:	President and Chief Financial Officer

[Supplemental Indenture Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

SIGNED AND DELIVERED as a Deed
for and on behalf of
MEDTRONIC PLC by its lawfully appointed attorney
GARY L. ELLIS in the presence of:

/s/ Gary L. Ellis
/s/ Althea Laska	Signature of Attorney
(Witness’ Signature)

Althea Laska
(Witness’ Name)

710 Medtronic Parkway, Minneapolis, Minnesota
(Witness’ Address)

Exec. Assistant
(Witness’ Occupation)

[Supplemental Indenture Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

MEDTRONIC GLOBAL HOLDINGS S.C.A.,

as Guarantor

a Luxembourg corporate partnership limited by shares (société en commandite par actions)

represented by

Medtronic Global Holdings GP S.à r.l.

Its General Partner, in turn acting by

By:	/s/ Andrej Grossmann
	Name:	Andrej Grossmann
	Title:	Class A Manager

AND

By:	/s/ Linda Harty
	Name:	Linda Harty
	Title:	Class B Manager

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Carol Ng
Name:	Carol Ng
Title:	Vice President

By:	/s/ Anthony D’Amato
Name:	Anthony D’Amato
Title:	Associate